EXHIBIT 31.4

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Aaron J. Kuehne certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Clarus Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No. 1 to the Annual Report on Form 10-K/A.

Date: April 5, 2021

By:	/s/ Aaron J. Kuehne
	Name:	Aaron J. Kuehne
	Title:	Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)